Exhibit 99.1

SARBORG LIMITED

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners and Board of Directors of

Sarborg Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sarborg Limited (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in equity, and cash flows for the year ended December 31, 2025 and for the period from inception on October 28, 2024 through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and for the period from inception on October 28, 2024 through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

Palm Beach Gardens, Florida

August 21, 2026

2

SARBORG LIMITED

BALANCE SHEETS

(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$10	$36
Accounts receivable – related party	-	200
Other current assets	150	-
Total current assets	160	236
Total assets	$160	$236
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$80	$4
Deferred revenue	675	302
Accrued expenses and other current liabilities	-	17
Total current liabilities	755	323
Other long-term liabilities – related party	195	195
Total liabilities	950	518
Equity
Paid in capital	67	-
Subscription receivable	(67)	-
Retained deficit	(790)	(282)
Total equity	(790)	(282)
Total liabilities and equity	$160	$236

The accompanying notes are an integral part of these financial statements.

3

SARBORG LIMITED

STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,	Inception October 28 through December 31,
	2025	2024
Revenue	$4,626	$98
Cost of sales	(377)	-
Gross profit (loss)	4,249	98
Selling, general, and administrative expenses	(2,891)	(380)
Operating profit (loss)	1,358	(282)
Other Expenses:
Loss on sale of common stock received for services	(1,820)	-
Interest expense, net	(12)	-
Other expenses, net	(34)	-
Total other expenses:	(1,866)	-
Net loss	$(508)	$(282)

The accompanying notes are an integral part of these financial statements.

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SARBORG LIMITED

STATEMENT OF CHANGES IN EQUITY

(in thousands, except share data)

	Shares	Paid in Capital	Subscription Receivable	Retained deficit	Total equity
Balance at October 28, 2024	-	$-	$-	$-	$-
Shares issued to shareholders	1,000	-	-	-	-
Net loss	-	-	-	(282)	(282)
Balance at December 31, 2024	1,000	-	-	(282)	(282)
Net loss	-	-	-	(508)	(508)
Shares issued to shareholders	4,000	-	-	-	-
Subscription receivable	-	-	(67)	-	(67)
Issuance and exercise of warrants	100	67	-	-	67
Balance at December 31, 2025	5,100	$67	$(67)	$(790)	$(790)

The accompanying notes are an integral part of these financial statements.

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SARBORG LIMITED

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,	Inception through December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(508)	$(282)
Adjustments to reconcile net loss to net cash used in operating activities:
Receipt of common stock for services provided to related party	(1,850)	-
Loss on sale of common stock received for services	1,820	-
Changes in operating assets and liabilities:
Accounts receivable – related party	200	(200)
Other current assets	(150)	-
Accounts payable	76	4
Other liabilities – related party	-	195
Accrued expenses and other current liabilities	356	319
Net cash (used in) provided by operating activities	(56)	36
Cash flows from investing activities:
Proceeds from sale of common stock received for services	30	-
Net cash flows provided by (used in) investing activities	30	-
Net change in cash	(26)	36
Cash at beginning of year	36	-
Cash at end of year	$10	$36
Supplemental Cash Disclosures
Cash paid for interest	$12	$-

Non-cash investing and financing activities
Issuance and exercise of warrants	$67	$-

The accompanying notes are an integral part of these financial statements.

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SARBORG LIMITED

NOTES TO FINANCIAL STATEMENTS

1. Nature of the Business

Sarborg Limited (“Sarborg” or the “Company”), is a privately held company founded on October 28, 2024, and is incorporated as a Cayman Islands based company.

Sarborg focuses on algorithmic and cybernetic technologies, specializing in providing decision-support tools and advanced cybernetic systems. The Company is an agentic intelligence business that develops autonomous artificial intelligence platforms to decode biological, chemical, and industrial signatures into a universal and comparable data language, aimed to uncover previously hidden relationships, drug repurposing opportunities, disease insights, and other high-value applications. Sarborg’s owns proprietary algorithmic machine learning technology platform that is a continuously evolving discovery engine with compounding intelligence. Autonomous agents in its platform identify, interpret, and generate high-value opportunities across multiple sectors - from human therapeutics to agricultural chemistry.

2. Liquidity and Going Concern

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Since its inception, the Company has generated operating losses and as of December 31, 2025, the Company had an accumulated deficit of $0.8 million. As of December 31, 2025 and December 31, 2024, the Company had cash and cash equivalents of $10 thousand and $36 thousand, respectively. For the year ended December 31, 2025 and period of inception October 28, 2024 through December 31, 2024, the Company had net losses of $0.5 million and $0.3 million, respectively, and net cash used in operating activities of $0.1 million and provided by operating activities of approximately $36,000, respectively. Management has determined that it does not have sufficient cash and other sources of liquidity to fund its current business plan. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for at least the next 12 months from the applicable financial statement issuance date.

The Company’s expectation is to generate operating losses and negative operating cash flows in the future and will need additional funding to support its current business plan. Management’s plans to alleviate the conditions that raise substantial doubt through debt and equity financings, as well as a guaranty from the Company’s founder to fund potential cashflow shortfalls over the 18 months following the issuance of these financial statements. Management has concluded that these plans are probable of being effectively implemented and probable of mitigating the conditions that raised substantial doubt. Accordingly, the Company has determined that substantial doubt regarding the Company’s ability to continue as a going concern has been alleviated.

3. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as set forth by the Financial Accounting Standards Board (“FASB”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). References to U.S. GAAP issued by the FASB in these notes to the accompanying financial statements are to the FASB Accounting Standards Codifications (“ASC”) and Accounting Standards Updates (“ASUs”).

Other Risks and Uncertainties

The Company is subject to risks common to companies in the development stage and life sciences and artificial intelligence industries including, but not limited to, uncertainties related to success of pre-clinical and clinical outcomes, competitor products, regulatory approvals, dependence on key suppliers, obsolescence and protection of intellectual property rights. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from commercialization of its service offerings.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined. Our significant accounting policies that involve significant judgment and estimates include assessment of going concern.

Cash

Cash balances are held with the Bank of New Zealand (BNZ). The Reserve Bank of New Zealand insures up to $100,000 NZD of holding cash balances per depositor. The Company has not experienced any losses on any accounts from inception on October 28, 2024 through the year ended December 31, 2025.

The Company had $10,000 and $36,000 in cash on hand as of December 31, 2025 and December 31, 2024, respectively.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1—Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.
●	Level 2— Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3—Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s cash in the accompanying balance sheets and the carrying value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of December 31, 2025 and December 31, 2024, the Company had no financial assets or liabilities for which the fair value is determined on a recurring basis.

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Accounts Receivable

The Company’s accounts receivable and unbilled receivable balances consist of amounts due from its customers. The Current Expected Credit Losses (“CECL”) impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors, including the age of the balance, collection history, and current economic trends. Credit losses are written off after all collection efforts have ceased. Allowances for credit losses are recorded as a direct reduction from an asset’s amortized cost basis. Credit losses and recoveries are recorded in selling, general and administrative expenses in the statements of operations. Recoveries of financial assets previously written off are recorded when received. Accounts receivable totaled nil and $0.2 million as of December 31, 2025 and December 31, 2024, respectively Unbilled receivables totaled $0.2 million and nil as of December 31, 2025 and December 31, 2024, respectively. The Company’s current policy is to not charge late fees or other penalties for late payments but may consider charging customers late fees in the future. Since the Company’s inception, the Company has not recorded any write offs of trade receivables. All sales are non-refundable. As of December 31, 2025 and December 31, 2024, the Company evaluated collections from customers and collection policies and has estimated that current expected credit losses to be nil and nil, respectively.

Revenue from Contracts with Customers

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, when (or as) a performance obligation is satisfied, i.e., when “control” of the services and associated deliverables underlying a performance obligation is transferred to customers. A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same. For promised services, control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;
●	the Company’s performance creates or enhances an asset that the customer controls as the Company performs; or
●	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of a distinct service deliverable.

For granting of a term license that is distinct from other promised services, the nature of the Company’s promise in granting a license is a promise to provide a right to access the Company’s functional intellectual property if all of the following criteria are met:

●	the contract requires, or the customer reasonably expects, that the Company will undertake activities that significantly affect the intellectual property to which the customer has rights during the term;
●	the rights granted by the term license directly expose the customer to any positive or negative effects of the Company’s activities; and
●	those activities do not result in the transfer of a good or a service to the customer as those activities occur.

If the criteria above are met, the Company accounts for the promise to grant a term license as a performance obligation satisfied over time. Otherwise, the Company considers the grant of a term license as providing the customers the right to use the Company’s functional intellectual property and the performance obligation is satisfied at a point in time at which the license is granted.

For contracts that contain more than one performance obligation, the Company allocates the transaction price to each performance obligation on a relative stand-alone selling price basis.

The stand-alone selling price of the distinct service underlying each performance obligation is determined at contract inception. It represents the price at which the Company would sell a promised service separately to a customer. If a stand-alone selling price is not directly observable, the Company estimates it using appropriate techniques such that the transaction price ultimately allocated to any performance obligation reflects the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to the customer.

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Over time recognition - Measurement of progress

The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services provided. Depending on which better depicts the transfer of value to the customer, the Company measures its progress based on an input method, or an output method.

Input method

The progress towards complete satisfaction of a performance obligation under an input method is to recognize revenue on the basis of the Company’s efforts or inputs to the satisfaction of a performance obligation relative to the total expected inputs to the satisfaction of that performance obligation, that best depict the Company’s performance in transferring control of services. Generally, term license revenue and maintenance and support service revenue is recognized using an input method, based on the time lapsed of the contractual term.

Output method

The progress towards complete satisfaction of a performance obligation under an output method is to recognize revenue on the basis of direct measurements of the value of the services transferred to the customer to date relative to the remaining services promised under the contract, that best depict the Company’s performance in transferring control of services.

As a practical expedient, if the Company has a right to consideration in an amount that corresponds directly with the value of the Company’s performance completed to date (for example, service contracts or third party reimbursable expenses in which the Company bills a fixed amount for hourly services), the Company recognizes revenue in the amount to which the Company has the right to invoice.

Unbilled Receivables

Unbilled receivables is a contract asset that represents the Company’s right to consideration in exchange for services that the Company has transferred to a customer that is not yet unconditional. In contrast, accounts receivable represents the Company’s unconditional right to consideration in which only the passage of time is required before payment of that consideration is due. Unbilled receivables are included within other current assets in the balance sheet and represented the full balance of other assets as December 31, 2025. Unbilled receivable totaled $0.2 million and nil as of December 31, 2025 and December 31, 2024, respectively.

Deferred Revenue

Deferred revenue is a contract liability that represents the Company’s obligation to transfer remaining term of a customer’s right to access a term license, or services for which the Company has received consideration (or an amount of consideration is due from the customer). Deferred revenue is presented as a current liability on the balance sheets.

Deferred revenue totaled $0.7 million and $0.3 million as of December 31, 2025 and December 31, 2024, respectively. For the year ended December 31, 2025, deferred revenue consisted of license revenue to be recognized for the transfer of a license to a related party. For the period of inception October 28, 2024 through December 31, 2024, deferred revenue consisted of milestone invoices to a related party for services that were not complete as of December 31, 2024.

10

Software Development Costs

Costs to develop software products and enhancements to existing software products are expensed as incurred. Historically, the Company has not capitalized any software development costs because the software development process was completed concurrently with the establishment of technological feasibility.

Research and Development

Research and development costs are expensed as incurred. Research and development expense consists of intellectual property discovery and development program costs incurred for the continuous development of the technology and sciences that supports the Company’s agentic artificial development platform.

Segment Reporting

Segment reporting is based on the management approach, following the method that management organizes the Company’s reportable segments for which separate financial information is made available to, and evaluated regularly by, the Company’s chief operating decision maker (“CODM”) in allocating resources and in assessing performance. The Company is organized and managed as a single operating and reportable segment, which engages in the development and commercialization of agentic intelligence, and as of December 31, 2025 and 2024, the Company had one operating and reportable segment. See Note 8 for further information.

Foreign Currency Transactions

The Company primarily conducts business in USD, which is its functional currency. There are instances in which the Company transacts outside of its functional currency. The Company maintains bank accounts in GBP and NZD, with NZD being the Company’s local currency. Non-USD denominated transactions are converted into USD at the appropriate exchange rate, using a spot rate for balance sheet accounts and average exchange rates for income statement accounts. Foreign currency balances are translated from their respective currency to United States dollars at the appropriate spot rates as of the balance sheet date. Gains or losses upon settlement of transactions outside of the Company’s functional currency are recorded to other expenses, net on the statement of operations.

Recently Issued Accounting Standards

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the statements of operations. The guidance in this accounting standard update is effective for public business entities for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The standard is not currently required to be adopted by private companies. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU introduces a practical expedient for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under the expedient, entities may assume that the current conditions applied in determining credit loss allowances remain unchanged for the remaining life of those assets. This accounting standard update is required to be adopted on a prospective basis. ASU 2025-05 is effective for both public business entities and private companies for annual reporting periods beginning after December 15, 2025, including interim periods within those years, with early adoption permitted. The Company adopted this standard effective January 1, 2026 and does not expect the adoption of the ASU 2025-05 to have a material impact on the Company’s financial statements.

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In September 2025, the FASB issued ASU No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606) - Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract, which refines the scope of the guidance on derivatives by adding a new scope exception for certain non-exchange-traded contracts that have an underlying based on operations or activities specific to one of the parties to the contract, and clarifies the interaction between the guidance on revenue from contracts with customers and the guidance on derivatives and equity investments for share-based noncash consideration from a customer for the transfer of goods or services. The amendments are effective for both public business entities and private companies for annual reporting periods beginning after December 15, 2026, including interim periods within those annual periods, with early adoption permitted. The Company has not yet adopted ASU 2025-07 and is still evaluating the impact of the adoption on its financial statements.

4. Fair Value

As discussed in Note 3, the Company’s cash in the accompanying balance sheets and the carrying value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of December 31, 2025 and December 31, 2024, the Company had no financial assets or liabilities for which the fair value is determined on a recurring basis.

5. Revenue

The Company’s revenue is recognized over time. For term licenses and maintenance and support services, revenue is recognized ratably over the contractual term. For professional services, revenue is recognized based on progress of professional service deliverables or milestones reached. Disaggregation of revenue from contracts with customers is as follows (in thousands):

	Year Ended December 31,
	2025	2024
Term license	$1,025	$-
Professional services	3,601	98
Total	$4,626	$98

All of the Company’s revenues during the years ended December 31, 2025 and 2024 were from contracts with one customer, CDT Equity (“CDT”), which is based in the United States of America and is a related party of the Company. See Note 7 and Note 10 for further discussion of the related party relationship between the Company and CDT.

During the year ended December 31, 2025, the Company received $1.85 million in shares of CDT Equity Common Stock as consideration for term license and professional services provided to CDT.

Below is a summary of the Agreements with CDT Equity through the year ended December 31, 2025:

Original Service Agreement

On December 12, 2024, the Company entered into a Services Agreement (the “Original Service Agreement”) with CDT Equity, which is a related party of the Company. Under the terms of the agreement, Sarborg will provide algorithmic and cybernetic technology services to CDT, including the development of decision-support tools and advanced cybernetic systems tailored to enhance CDT’s decision-making processes and maximize the value of its pharmaceutical asset portfolio.

Sarborg performed the services to CDT comprised of three phases: the Initial Phase (0-24 weeks) focused on establishing a foundation for collaboration and aligning Sarborg’s services with CDT’s strategic goals; the Development Phase (24-36 weeks) involved building technological infrastructure, including dashboards and predictive models; and the Ongoing Services Phase (36-52 weeks) ensured the sustained functionality and relevance of Sarborg’s deliverables while supporting CDT’s growth through iterative improvements and updates. The Company created specific deliverables, including reports, computer programs, software applications, APIs, mobile applications, source code, written technical specifications and designs, operating and maintenance manuals, and other recorded data and information arising from or relating to the services. The Company provided all necessary resources to perform the services and deliver the deliverables in accordance with the Original Service Agreement.

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The Original Service Agreement has an initial term of 12 months, which commenced on the effective date, and may be renewed or extended upon mutual written agreement of the parties. The agreement includes provisions for the ownership and use of intellectual property. Sarborg owns its pre-existing intellectual property rights, including proprietary tools and methodologies used in the performance of the services. CDT owns all deliverables resulting from the services performed by the Company under the Original Service Agreement.

Under the Original Service Agreement, CDT was provided with a dashboard to be utilized for both the CDT’s existing and future asset portfolio. Specifically, the dashboard includes a clinical trial monitoring functionality and a dynamic pharmaceutical patent landscape module to assess both CDT’s current assets undergoing clinical trials and delisted patents in the marketplace that may be overlooked by other market participants. These features is used by CDT to monitor progress, assess trial status, identify new opportunities, and support decision-making across all current and future development programs. All other services were provided to aid in CDT’s research and development efforts.

The Original Service Agreement provided Sarborg with registration rights for any Common stock of CDT that Sarborg receives as consideration under the agreement. In such event, CDT will use commercially reasonable efforts to (i) file a registration statement covering the resale of the Common stock within 60 days after the issuance; and (ii) ensure that such registration statement becomes effective within 90 days after filing. This Agreement also includes confidentiality obligations, representations and warranties, indemnification, limitation of liability, and insurance requirements.

In consideration of the services, CDT agreed to pay Sarborg an initial cash payment of $0.2 million and $0.2 million payable through the issuance of shares of CDT Common stock, determined by the closing price on the day preceding the execution of the Original Service Agreement. The initial cash payment of $0.2 million was made on December 20, 2024, and the $0.2 million in Common stock were issued on January 17, 2025. Further milestone payments payable in conjunction with the achievement of milestones and provision of deliverables over the term of the Original Service Agreement, totaling up to $1.8 million. Sarborg was reimbursed for pre-approved, necessary, and reasonable out-of-pocket expenses directly incurred in connection with the performance of the services. All revenue related to this contract was recognized, with $0.1 million recognized during the year ended December 31, 2024 and $2.1 million recognized during the year ended December 31, 2025. In agreement with CDT, the Company also prepared and delivered two ad hoc reports totaling $0.6 million in revenue during the year ended December 31, 2025, with no comparable activity during the period of inception October 28, 2024 through December 31, 2024.

Additional Agreement & Term Extensions

Effective March 31, 2025, the Company entered into an additional license and use agreement (the “Additional Agreement”) with CDT, a related party, covering certain additional deliverables and incorporating a new scope of work focused on analysis of the CDT’s acquired licensed assets. The term of the Additional Agreement is for six months and provides for the payment, in aggregate, of $2.0 million, which includes three milestones totaling $350 thousand an up-front license fee for the term of such agreement, in cash or stock at the Company’s election at the closing price on the day preceding the effective date of such agreement. On March 31, 2025, CDT paid $1.65 million of the Additional Agreement through the issuance of fully vested unregistered shares of CDT Common stock. The Company recorded the shares issued under the Additional Agreement at their fair value, as determined by the closing price of the CDT’s Common stock on March 28, 2025. Effective June 24, 2025, the term was extended to be 12 months from the effective date of the Additional Agreement at no additional cost to CDT. Effective October 1, 2025, the term was further extended to be 12 months from the previous extension date of May 2, 2025 to extend the term of the license to March 31, 2027 at no additional cost to CDT. During the year ended December 31, 2025 $1.4 million in revenue was recognized in relation to the three completed milestones and term license revenue, and $0.6 million in deferred revenue remains on the balance sheet as of December 31, 2025.

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First Addendum to the Additional Agreement

Effective July 1, 2025 the Company entered into an Addendum (the “First Addendum”) to the Additional Agreement with CDT, a related party. Under the terms of the Addendum, the Company expanded the scope of the Additional Agreement to provide external analysis of third-party pharma companies assets suitable for drug re-purposing and evaluate the efficacy of the assets utilizing CDT’s license to Sarborg’s machine learning platform. The scope of work was completed in 4 weeks, The total consideration for these additional services, payable in cash in two tranches, was $0.3 million. The Company recognized $0.3 million in revenue during the year ended December 31, 2025 related to the First Addendum.

Second Addendum to the Additional Agreement

Effective August 11, 2025 the Company entered into Addendum 2 (the “Second Addendum”) to the Additional Agreement with CDT. Under the terms of the Second Addendum, Sarborg expanded the scope of work to integrate a Cryptocurrency AI Agent, developed specifically for identifying, forecasting and recommending digital currencies into CDT Equity’s operations as part of its treasury strategy.

The term of the Second Addendum was four months, which may be renewed or extended upon the mutual written agreement of the Company and CDT. The initial consideration for the expanded scope of work was $150,000, and CDT agreed to pay further consideration of $150,000 in cash or shares, at the Company’s sole discretion, at such time as CDT acquires more than $0.6 million in cryptocurrency as part of its treasury strategy. CDT met the $0.6 million threshold during the year ended December 31, 2025 and the Company recognized the entire $0.3 million in revenue during the year ended December 31, 2025 related to the Second Addendum.

6. Other Expense, net

The following table presents other expense, net, for the years ended December 31, 2025 and 2024 (in thousands):

	For the year ended December 31,	For the period of inception October 28 through December 31,
	2025	2024
Other expense:
Loss on sale of common stock received for services	$(1,820)	$-
Interest expense, net	(12)	-
Other expenses, net	(34)	-
Total expense, net	$(1,866)	$-

Loss on sale of common stock

During the year ended December 31, 2025, the Company received $1.85 million in shares of CDT Equity common stock as consideration for a term license and professional services provided to CDT. In November 2025 the Company sold all of the CDT common stock received at a loss. Below is a summary of the CDT common stock activity during the year ended December 31, 2025 (in thousands):

CDT Agreement	Shares Issued	Issuance Date	Fair Value at Issuance	Sale Proceeds	Loss on sale of CDT Common stock
Original Service	2,272,727	1/17/2025	$200	$-	$(200)
Additional	1,853,933	3/31/2025	1,650	30	(1,620)
Total	4,126,660		$1,850	$30	$(1,820)

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Interest expense, net

Interest expense of $12,000 recognized during the year ended December 31, 2025 due to interest paid on a $100,000 short-term loan borrowed from Prospect Finance Limited (“Prospect Finance”), a related party of the Company, in August 2025. The short-term loan was fully repaid in October 2025. See Note 7 for further discussion.

Other expenses, net

Other expenses recognized during the year ended December 31, 2025 of $34,000 due to currency valuation adjustments.

7. Related Party Transactions

CDT Equity (“CDT”, formerly Conduit Pharmaceuticals)

On December 12, 2024, the Company entered into the Original Service Agreement with CDT. During 2025, the Company and CDT entered into the Additional Agreement, First Addendum to the Additional Agreement and the Second Addendum to the Additional Agreement. Andrew Regan, a member of the Company’s board of directors, is the Chief Executive Officer of CDT, but does not have an equity interest in the Company. During the year ended December 31, 2025 and for the period from inception October 28, 2024 through December 31, 2024, all of the Company’s revenues were from its agreements with CDT. Refer to Note 5 above for additional information regarding the Company’s agreements with CDT.

Prospect Capital Management Limited

Prospect Capital Management Limited (“Prospect Capital”) provides advisory and professional services to the Company. Mark Taylor, the Founder and a Director of the Company, is the sole director of Prospect Capital. During the year ended December 31, 2025 and for the period from inception October 28, 2024 through December 31, 2024, the Company recorded $2.8 million and $0.4 million, respectively, of expense in relation to services provided by Prospect Capital.

During the period of inception October 28, 2024 through the year ended December 31, 2024, the Company incurred expenses from Prospect Capital in relation to the formation of the Company, totaling $0.2 million. The Company and Prospect Capital agreed to defer payment for an indefinite period of time, with no interest payable to Prospect Capital. The Company does not expect to pay this balance in the next 12 months and has recorded this balance as a long-term liability on the Company’s balance sheet. As of December 31, 2025 and December 31, 2024, the company owed Prospect Capital $0.2 million and $0.2 million, respectively.

Prospect Finance Limited

As discussed in Note 6, Prospect Finance Limited (“Prospect Finance”) and the Company entered into a short-term note agreement in the amount of $0.1 million. Mark Taylor, the Founder and a Director of the Company, is the sole director of Prospect Finance Limited. As of December 31, 2025, the short-term note was repaid in full and no balance remained payable to Prospect Finance.

Manoira Corporation

The Company and Manoira Corporation (“Manoira”) entered into a Patent Assignment Agreement (the “Patent Assignment Agreement”), transferring certain patents for intellectual property held by Manoira to the Company. One member of the Board of Directors of the Company is also the director and controlling Principal of Manoira.

See Note 10 for further discussion of the Patent Assignment Agreement.

8. Segments

The Company has one operating segment focused on the development and commercialization of agentic intelligence. The CODM, which the Company has identified as Mark Taylor, Founder and Director, manages the Company’s operations, assesses performance for the operating segment and decides how to allocate resources. The measure of segment assets is reported on the balance sheets as total assets. Expenditures are reviewed by the chief operating decision maker and are reported on the statements of cash flows.

The CODM periodically reviews the statement of operations and budget-to-actual comparisons to assess the performance of the operating segment and determine if the Company is progressing towards its goals.

The CODM uses net loss to assess the operating segment’s performance and determine whether the Company is progressing towards its goals.

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The following table presents specific financial data for the Company’s reportable segment (in thousands):

	Year ended December 31,
	2025	2024
Revenue – agentic intelligence	$4,626	$98
Cost of sales	(377)	-
Gross profit (loss)	4,249	98
General and administrative expenses – consulting & advisory fees	2,854	356
General and administrative expenses – other	37	24
Income (loss) from segment operations	1,358	(282)
Other expense:
Other expense	(1,866)	-
Total other expense	(1,866)	-
Segment net loss	$(508)	$(282)

9. Shareholders’ Equity

Ordinary Shares

As of December 31, 2025 and December 31, 2024, the company had 50,000 shares of the Company’s ordinary shares authorized. Each ordinary share has a $1.00 par value and entitles the shareholder to a pro rata portion of voting rights in the Company. 5,100 shares and 1,000 shares were issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.

Founder Share Issuances

During the year ended December 31, 2025, the Company issued 3,300 ordinary shares to the Company’s founder.

During the period of inception, October 28, 2024, through December 31, 2024, the Company issued 925 ordinary shares to the Company’s founder.

Ordinary Share Issuances

During the year ended December 31, 2025, the Company issued 700 ordinary shares to five shareholders.

During the period of inception, October 28, 2024, through December 31, 2024, the Company issued 75 shares to two shareholders.

Warrants

During December 2025, the Company issued warrants to a third party consultant to purchase up to 100 shares of the Company’s ordinary shares at an exercise price of £500 per warrant. The warrants were not issued as consideration for services rendered, but to provide the consultant with the ability to hold share capital in the Company. The warrants were exercised during 2025 and the warrant holder held 100 ordinary shares of the Company as of December 31, 2025. The warrant exercise was not paid as of December 31, 2025 and the £50,000 (approximately $67,000) was recorded within equity on the Company’s balance sheet.

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10. Subsequent Events

The Company evaluated subsequent events through August 20, 2026, the date these financial statements were issued. No material subsequent events were identified other than the following events.

Second Additional Agreement – CDT Equity

On January 2, 2026, the Company and CDT entered into the Second Additional Agreement. The Second Additional Agreement has a term of six weeks and can be renewed upon the mutual written agreement of both parties. Total consideration payable from CDT to the Company totals $400,000, with $200,000 due, and paid, upon execution of the Second Additional Agreement and the remaining balance due as mutually agreed by the parties. All services were provided and related revenue was recognized in 2026.

Securities Purchase Agreement – CDT Equity

On February 19, 2026, CDT entered into a Securities Purchase Agreement with all of the owners of the Company. The Company’s investors agreed to sell to CDT, and CDT agreed to acquire from the investors, an aggregate of 1,020 shares of the Company, representing 20% of the outstanding ordinary shares of the Company.

Patent Assignment Agreement – Manoira Corporation

On April 13, 2026, the Company and Manoira, a related party of the Company, entered into the Patent Assignment Agreement. Manoira transferred and assigned to the Company certain patents held by Manoira. Total consideration for the Patent Assignment Agreement was $65 million, payable through the issuance of new ordinary shares of the Company, representing 10% of the approximately $650 million issued share capital of the Company on a fully diluted basis immediately following the completion of the transaction.

Subscription Purchase Agreement – Alliance Management I

On June 8, 2026, the Company and Alliance Management I entered into the Subscription Agreement. In the Subscription Agreement Alliance Management Irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell six new ordinary shares (“Subscribed Units”) for a total consideration of $750,000. On June 17, 2026 the cash was received by the Company.

Second Securities Purchase Agreement – CDT Equity

On July 30, 2026, certain investors of the Company and CDT entered into a Securities Purchase Agreement. The Company’s investors agreed to sell to CDT, and CDT agreed to acquire from the investors, an aggregate of 270 shares of Sarborg, representing approximately 4.76% of the outstanding ordinary shares of the Company.

Credit Facility – Corvus Capital Limited

On August 3, 2026, the Company and Corvus, an investor and related party of the Company, entered into the Credit Facility with the Company. Corvus agreed to make available to the Company a revolving credit facility of up to $0.6 million, to be made available in up to six $0.1 million tranches to be used solely for working capital and general corporate purposes. The interest rate on any outstanding principal accrues at a rate of 12% per annum and all outstanding principal is due in eighteen months from the effective date.

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